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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration
Statement of General Growth Properties, Inc. on Form S-8 of our report dated March 15, 1996 on our audit of the consolidated financial statements of GGP/Homart, Inc. as of December 31, 1995, and for the period from December 22, 1995 (Date of Acquisition) through December 31, 1995, appearing in the Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP



Chicago, Illinois
August 30, 1996